Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-63423 and 333-29225) and Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-65352, 333-38797 and 333-68863) of Hercules Incorporated of our report dated February 26, 2008, except for Note 20, which is as of July 30, 2008, relating to the consolidated financial statements of Hercules Incorporated appearing in this Form 8-K.

/s/ BDO Seidman, LLP
July 30, 2008